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                                   FORM 8-K



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               December 1, 2000



                           Hines Horticulture, Inc.
            (Exact name of registrant as specified in its charter)


          Delaware                        0-24439          33-0803204
          (State or other jurisdiction    (Commission      (IRS Employer
          of incorporation)               File Number)     Identification No.)


                 12621 Jeffrey Road, Irvine, California 92620
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                (949) 559-4444
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Item 5: Other Events.
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               On December 1, 2000, Hines Horticulture, Inc. (the "Company")
               received notification from the Nasdaq Stock Market ("Nasdaq") that the Company's current stock price does not comply with one of The Nasdaq National Market's continued listing requirements. Under the listing requirements, the Company's common stock must maintain a minimum bid price of over $5.00 over the last 30 consecutive trading days. For the Company to regain compliance with this listing requirement, the minimum bid price of the Company's common stock must be at least $5.00 for 10 consecutive trading days at any time prior to February 28, 2001.

               Nasdaq has also informed the Company that its common stock may be eligible for listing on the The Nasdaq SmallCap Market. Should the Company be unable to comply with the continued listing requirements of The Nasdaq National Market, the Company intends to take all steps necessary to list its common stock on The Nasdaq SmallCap Market. Although the Company believes that it can satisfy all requirements for inclusion in the SmallCap Market, there can be no assurance that Nasdaq will approve the Company's application.

               If the Company has not either complied with the listing requirements of The Nasdaq National Market or applied for listing on The Nasdaq SmallCap Market prior to February 28, 2001, Nasdaq has indicated that it will provide the Company with notification of its intention to delist the Company's common stock.

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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 20, 2000

                                   HINES HORTICULTURE, INC.


                                   By:   /s/ Claudia M. Pieropan
                                         -----------------------
                                         Claudia M. Pieropan
                                         Chief Financial Officer

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